Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated July 30, 2020, relating to the balance sheet of Holicity Inc. as of June 4, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows, for the period from June 2, 2020 (inception) through June 4, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

July 30, 2020